Contact:	Marybeth Flater	FOR IMMEDIATE RELEASE
Exelon Investor Relations
312-394-8354

Jennifer Medley
Exelon Corporate Communications
312-394-7189
Exelon Announces Strong Operating Results;
Records $1.2 Billion Charge against Goodwill;
Illinois Commerce Commission Approves Electricity Procurement Plan
CHICAGO (Jan. 25, 2006) – Exelon Corporation’s (Exelon) fourth quarter 2005 consolidated loss prepared in accordance with GAAP was $844 million, or $1.26 per share, compared with earnings of $363 million, or $0.54 per diluted share, in the fourth quarter of 2004. Full year 2005 consolidated earnings prepared in accordance with GAAP were $916 million, or $1.35 per diluted share, compared with $1,864 million, or $2.78 per diluted share in 2004.
The fourth quarter loss in reported earnings was driven by an impairment of the goodwill at Commonwealth Edison Company (ComEd), resulting in a non-cash charge of $1,207 million, or $1.81 per share. The current fair value of ComEd does not support the carrying value of its goodwill, in part, driven by the impending termination of a nine-year transition period to competition in Illinois and associated transition revenues at ComEd. This fourth quarter charge was greater than ComEd’s net income for 2004 and 2005 combined, exclusive of the goodwill impairment. For full year 2005, ComEd reported a net loss of $685 million, compared with net income of $676 million in 2004, primarily reflecting the impairment charge.
Full Year Operating Results
Full year 2005 adjusted (non-GAAP) operating earnings were $3.09 per diluted share, up 11 percent over 2004 adjusted (non-GAAP) operating earnings of $2.78 per diluted share. The full year adjusted (non-GAAP) operating earnings improvement was due to higher margins at Exelon Generation Company, LLC (Generation) and increased retail kWh deliveries at ComEd and PECO Energy Company (PECO), mostly attributable to favorable weather conditions that accounted for an estimated positive $0.12 per share.
“Our strong operating results in 2005 reflect the ongoing benefits of owning a large fleet of well-run, low-cost, low-emissions nuclear plants in today’s market environment,” said John W. Rowe, Exelon’s chairman, president and CEO. “With $3.09 of operating earnings per share in 2005, Exelon has achieved nearly 10 percent average annual operating EPS growth since its formation in late 2000. Improving power market fundamentals, along with stable growth in our delivery businesses, will further drive earnings growth in 2006 and beyond.”
Fourth Quarter Operating Results
Exelon’s adjusted (non-GAAP) operating earnings for the fourth quarter of 2005 were $488 million, or $0.72 per diluted share, compared with $416 million, or $0.62 per diluted share, for the same period in 2004. The 16 percent year-over-year increase in adjusted (non-GAAP) operating earnings per share was the result of higher margins on wholesale market sales at Generation and increased retail deliveries at ComEd and PECO.
A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the fourth quarter of 2005 do not include the following items that are included in reported GAAP earnings (all after tax):
•	Charge of $1,207 million, or $1.81 per share, related to the impairment of ComEd’s goodwill.

•	Unrealized mark-to-market losses of $88 million, or $0.13 per diluted share, from non-trading activities at Exelon (primarily Generation).

•	Losses of $42 million, or $0.06 per diluted share, for the cumulative effect of adopting FIN No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47).

•	Earnings of $10 million, or $0.02 per diluted share, resulting from investments in synthetic fuel-producing facilities.

•	Costs of $8 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with Public Service Enterprise Group Incorporated (PSEG).
Adjusted (non-GAAP) operating earnings for the fourth quarter of 2004 did not include the following items that were included in reported GAAP earnings (all after tax):
•	Unrealized mark-to-market losses of $25 million, or $0.04 per diluted share, from non-trading activities at Generation.

•	Earnings of $23 million, or $0.04 per diluted share, resulting from investments in synthetic fuel-producing facilities.

•	Severance and severance-related costs of $19 million, or $0.03 per diluted share.

•	Charges totaling $14 million, or $0.02 per diluted share, for premiums paid on and other costs associated with ComEd debt repurchases.

•	Charges of $11 million, or $0.02 per diluted share, associated with Generation’s investment in Sithe Energies, Inc. (Sithe).

•	Costs of $4 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with PSEG.
Illinois Commerce Commission (ICC) Approves Electricity Procurement Plan
The ICC yesterday approved ComEd’s procurement case, authorizing ComEd to procure power after 2006 through a “reverse-auction” competitive bidding process and to recover the costs from retail customers with no markup. The auction will be administered by an independent auction manager, with oversight by the ICC staff. The first auction is scheduled to take place during the fall at which time ComEd’s entire load will be up for bid. To mitigate the effects of changes in future prices, the load will be staggered in three-year contracts. To further mitigate the impact on its residential customers of transitioning to this process, ComEd has pledged to develop a “cap and deferral” proposal to keep residential rates at or below 1995 levels through the end of 2009. The company plans to work with interested stakeholders to ease the transition from frozen rates.
“Opposition to ComEd’s procurement proposal had put a cloud of uncertainty over both ComEd’s financial future and its ability to supply reliable electricity at a reasonable price to residents of northern Illinois,” said Rowe. “Yesterday’s decision by the Illinois Commerce Commission to approve that proposal is an important milestone for ComEd as it lifts much of the uncertainty about its financial future. Now ComEd can get on with managing the normal business risks that any electric utility faces. The ICC decision is also an important victory for Illinois consumers because the ICC recognizes that a competitive procurement process will help ensure the lowest available market prices for the energy ComEd delivers.”
2006 Earnings Outlook
“We are reaffirming our 2006 guidance range of $3.00 to $3.30 per share,” said Rowe, “which reflects our expectations for continued strength in our core businesses.” Exelon’s 2006 guidance is for adjusted (non-GAAP) operating earnings.
Exelon’s outlook for 2006 adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from non-trading activities, income resulting from investments in synthetic fuel-producing facilities, significant impairments of intangible assets, certain severance costs, and costs associated with the proposed merger with PSEG. Giving consideration to these factors, Exelon estimates GAAP earnings will fall in the range of $3.05 to $3.35 per share in 2006. These estimates do not include any impact of future changes to GAAP. Earnings guidance is based on the assumption of normal weather.
Fourth Quarter Highlights
•	Proposed Merger with PSEG: On December 20, 2004, Exelon entered into a merger agreement with PSEG, and shareholders of both companies approved the transaction in July 2005. The merger also received approval from regulatory agencies in New York and Connecticut, in addition to the Federal Energy Regulatory Commission (FERC) approval in June. On September 13, 2005, Exelon announced that PECO had reached a settlement, subject to approval, with some but not all of the parties related to the Pennsylvania review of the proposed merger. The Pennsylvania Public Utility Commission is expected to vote on the case on January 27.

In New Jersey, hearings for the merger review have been extended; they are expected to conclude February 27. Settlement discussions began in December and are expected to resume after the hearings conclude. Scheduled dates for the Administrative Law Judge’s (ALJ) initial decision and final order from the New Jersey Board of Public Utilities (NJBPU) also may be extended, but no firm dates have been set.

Other remaining regulatory reviews include the U.S. Department of Justice (DOJ). Exelon still expects to complete all of the regulatory reviews and close the merger late in the second quarter of 2006. It may occur earlier if a settlement is concluded and accepted by the NJBPU. Rowe said, “We are eager to finish the regulatory process with DOJ and in New Jersey. We will finish substantially all of our merger integration planning work by the middle of February, so we will be ready to close the deal as soon as we get the necessary regulatory approvals.”

•	Circuit Court Case: In ComEd’s procurement case, various intervenors, including the Illinois Attorney General (AG) and the Citizens’ Utility Board (CUB), unsuccessfully challenged the ICC’s authority to approve the procurement process and associated cost recovery. On September 1, 2005, these same intervenors and others (the Plaintiffs) filed a complaint in the Circuit Court of Cook County against the ICC raising similar arguments and seeking an injunction prohibiting ICC approval of the procurement case proposals. On January 20, 2006 the court issued its decision dismissing Plantiffs’ case.

•	ComEd Rate Case: On August 31, 2005, ComEd filed a proposal with the Illinois Commerce Commission (ICC) seeking approval of its first general rate case since January 1995. The rate case filing seeks to allocate the costs of supplying electricity and to adjust ComEd’s rates for delivering electricity to users in its service area, effective January 2007, in order to reflect ComEd’s rising costs and significant capital investment in its delivery system. The ICC staff has expressed opposition to the rate proposal. Hearings in the case are scheduled for late March, and an ALJ proposed order is expected in early June. An ICC order on the rate increase request is expected in late July 2006.

•	ComEd Organizational Changes: On November 28, 2005, ComEd announced several actions intended to affirm the fact that ComEd is an independent entity, separate and distinct from its parent, Exelon, and to strengthen the company’s ability to successfully manage financial and strategic issues as Illinois completes its transition to restructuring after 2006. The actions included the election of a new five-member board of directors and a slate of senior officers. These senior officers no longer have responsibilities at Exelon.

•	ComEd Goodwill: ComEd and Exelon completed their required annual assessment of goodwill impairment. The assessment compares the carrying value of goodwill to the estimated fair value of goodwill as of a point in time (November 1). The estimated fair value incorporates management’s assessment of current events and expected future cash flows. The 2005 test indicated that ComEd’s and Exelon’s goodwill was impaired and a non-cash charge of $1,207 million was recorded by both companies. This impairment occurred because ComEd’s projected cash flows do not support the carrying value of ComEd’s goodwill, and was driven by the upcoming end of ComEd’s transition period and related transition revenues, regulatory uncertainty in Illinois as of November 1, 2005, anticipated increases in capital expenditures in future years, decreases in market valuations of comparable companies that are utilized to estimate the fair value of ComEd and changes in the fair value of ComEd’s power purchase agreement with Generation.

After reflecting the impairment, ComEd and Exelon have $3,475 million of goodwill as of December 31, 2005.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station operated by PSEG and co-owned by Generation, produced 34,887 GWhs in the fourth quarter of 2005, compared with 33,653 GWhs in the fourth quarter of 2004. The Exelon Nuclear-operated plants completed four scheduled refueling outages (two began in the third quarter) with 73 refueling outage days occurring in the fourth quarter of 2005 compared with four scheduled refueling outages (one began in the third quarter) with 90 refueling outage days in the fourth quarter of 2004. Operating expenses associated with the planned refueling outages were approximately $2 million after-tax higher in the fourth quarter of 2005 compared with the fourth quarter of 2004. Total non-refueling outage days for the Exelon Nuclear-operated plants in the fourth quarter of 2005 were 28 versus 45 in the fourth quarter of 2004. Also in the fourth quarter of 2005, the Salem Generating Station completed a 25-day scheduled refueling outage compared to having no scheduled refueling outages in the fourth quarter of 2004. For the full year 2005, the Exelon Nuclear-operated plants achieved a 93.5 percent capacity factor, consistent with the prior year.
BUSINESS UNIT RESULTS
ComEd consists of the retail and wholesale electricity transmission and distribution operations in northern Illinois. ComEd’s net loss in the fourth quarter of 2005 was $1,088 million compared with net income of $164 million in the fourth quarter of 2004. The fourth quarter 2005 net loss included (all after tax) a non-cash charge of $1,207 million related to the impairment of ComEd’s goodwill, losses of $9 million for the cumulative effect of adopting FIN 47, expenses of $2 million related to certain integration costs associated with the proposed merger with PSEG and a reduction in severance and severance-related reserves of $1 million. Fourth quarter 2004 net income at ComEd included (all after tax) charges of $14 million related to costs associated with ComEd’s debt retirements and severance and severance-related costs of $4 million. Excluding the impact of these items, ComEd’s net income decreased $53 million compared with the same quarter last year, primarily due to higher purchased power expense attributable to a contractual increase in prices associated with ComEd’s power purchase agreement with Generation, and higher operating and maintenance expenses, partially offset by increased retail kWh deliveries and lower interest expense.
Heating degree-days for the fourth quarter of 2005 in the ComEd service territory were up 11 percent relative to the same period in 2004 and close to normal. Retail kWh deliveries increased 4 percent in 2005 as compared with 2004 for ComEd, with a 10 percent increase in deliveries to the residential customer class. ComEd’s fourth quarter 2005 revenues were $1,442 million, up 7 percent from $1,344 million in 2004. For ComEd, weather had a favorable after-tax impact of $16 million on fourth quarter 2005 earnings relative to 2004 and had a favorable after-tax impact of $7 million relative to the normal weather that was incorporated in earnings guidance.
PECO consists of the retail electricity transmission and distribution operations and the retail and wholesale natural gas distribution business in southeastern Pennsylvania. PECO’s net income in the fourth quarter of 2005 was $101 million compared with net income of $84 million in the fourth quarter of 2004. Fourth quarter 2005 net income included (all after tax) costs of $4 million related to certain integration costs associated with the proposed merger with PSEG and losses of $3 million for the cumulative effect of adopting FIN 47. Fourth quarter 2004 net income included after-tax severance and severance-related costs of $3 million. Excluding the impact of these items, PECO’s net income increased $21 million compared with the same quarter last year, primarily due to increased retail kWh deliveries and lower interest expense, partially offset by higher competitive transition cost (CTC) amortization.
In the PECO service territory, heating degree-days were up 3 percent compared with 2004 and were 2 percent below normal. PECO’s retail kWh deliveries increased 3 percent, with residential deliveries up 10 percent. PECO’s fourth quarter 2005 revenues were $1,249 million, up 14 percent from $1,092 million in 2004. For PECO, weather had a favorable after-tax impact of $5 million on fourth quarter 2005 earnings relative to 2004 and was neutral relative to the normal weather that was incorporated in earnings guidance.
Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. Fourth quarter 2005 net income was $151 million compared with $74 million in the fourth quarter of 2004. Fourth quarter 2005 net income included (all after tax) unrealized mark-to-market losses of $86 million from non-trading activities, losses of $30 million for the cumulative effect of adopting FIN 47, expenses of $3 million related to certain integration costs associated with the proposed merger with PSEG and income of $2 million associated with its previous investment in Sithe. Fourth quarter 2004 net income included (all after tax) unrealized mark-to-market losses of $25 million from non-trading activities, expenses of $11 million associated with its previous investment in Sithe, severance-related costs of $9 million and expenses of $3 million associated with its previous investment in Boston Generating. Excluding the impact of these items, Generation’s net income increased $146 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense.
Generation’s revenue, net of purchased power and fuel expense, increased by $213 million in the fourth quarter of 2005 compared with the fourth quarter of 2004 excluding the mark-to-market impact in both years. The quarter-over-quarter increase in revenue, net of purchased power and fuel expense, was driven by higher average margins on wholesale market sales due to having previously re-priced forward hedges at higher prices, combined with higher spot market prices, the contractual increase in prices associated with Generation’s power sales agreement with ComEd and the impact of higher nuclear output.
Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $22.03 per MWh in the fourth quarter of 2005 compared with $17.91 per MWh in the fourth quarter of 2004.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and unrealized mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include these reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on January 25, 2006.
Note: In 2005, prior to the fourth quarter, Exelon operated in two business segments – Energy Delivery (ComEd and PECO) and Generation. As a result of the regulatory and organizational changes described in this release, ComEd and PECO are no longer reported as a combined Energy Delivery segment and are presented as separate segments.
Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on January 25, 2006. The call-in number in the U.S. is 888-802-8581, and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until February 10. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 6888714.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2004 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 15, PECO-Note 14 and Generation-Note 16 and (2) Exelon’s Current Report on Form 8-K filed on May 13, 2005 in (a) Exhibit 99.2 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Exelon — Business Outlook and the Challenges in Managing the Business and (b) Exhibit 99.3 Financial Statements and Supplementary Data — Exelon Corporation and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the joint proxy statement/prospectus that Exelon filed with the SEC pursuant to Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $15 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

EXELON CORPORATION
Earnings Release Attachments

Consolidating Statements of Income — Three Months Ended December 31, 2005 and 2004 (a)	1

Consolidating Statements of Income — Twelve Months Ended December 31, 2005 and 2004 (a)	2

Business Segment Comparative Income Statements — ComEd and PECO — Three and Twelve Months Ended December 31, 2005 and 2004 (a)	3

Business Segment Comparative Income Statements — Generation and Other — Three and Twelve Months Ended December 31, 2005 and 2004 (a)	4

Consolidated Balance Sheets — December 31, 2005 and 2004	5

Consolidated Statements of Cash Flows — Twelve Months Ended December 31, 2005 and 2004	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended December 31, 2005 and 2004 (a)	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Twelve Months Ended December 31, 2005 and 2004 (a)	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended December 31, 2005 and 2004	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Twelve Months Ended December 31, 2005 and 2004	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — ComEd — Three and Twelve Months Ended December 31, 2005 and 2004	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — PECO — Three and Twelve Months Ended December 31, 2005 and 2004	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Generation — Three and Twelve Months Ended December 31, 2005 and 2004 (a)	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Other — Three and Twelve Months Ended December 31, 2005 and 2004 (a)	14

Electric Sales Statistics — Three and Twelve Months Ended December 31, 2005 and 2004	15

ComEd and PECO Sales Statistics — Three Months Ended December 31, 2005 and 2004	16

ComEd and PECO Sales Statistics — Twelve Months Ended December 31, 2005 and 2004	17

Exelon Generation Power Marketing Statistics — Three Months Ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004	18

Exelon Generation Power Marketing Statistics — Twelve Months Ended December 31, 2005 and 2004	19

(a)	Certain reclassifications have been made in Exelon’s and Generation’s 2004 Statements of Income related to the presentation of discontinued operations in order to conform to the current year’s presentation. In addition, certain reclassifications have been made in Exelon’s 2004 and 2005 segment presentation in order to conform to the current presentation. These reclassifications had no effect on 2004 or 2005 net income as previously reported.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended December 31, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,442	$1,249	$2,210	$(1,063)	$3,838

Operating expenses
Purchased power	759	464	555	(1,057)	721
Fuel	—	224	686	3	913
Operating and maintenance	219	153	533	3	908
Impairment of goodwill	1,207	—	—	—	1,207
Depreciation and amortization	105	135	65	26	331
Taxes other than income	71	59	48	6	184

Total operating expenses	2,361	1,035	1,887	(1,019)	4,264

Operating income (loss)	(919)	214	323	(44)	(426)

Other income and deductions
Interest expense	(73)	(69)	(37)	(36)	(215)
Equity in losses of unconsolidated affiliates	(3)	(3)	(3)	(18)	(27)
Other, net	6	3	13	4	26

Total other income and deductions	(70)	(69)	(27)	(50)	(216)

Income (loss) from continuing operations before income taxes	(989)	145	296	(94)	(642)
Income taxes	90	41	117	(87)	161

Income (loss) from continuing operations	(1,079)	104	179	(7)	(803)
Income (loss) from discontinued operations	—	—	2	(1)	1

Income (loss) before cumulative effect of a change in accounting principle	(1,079)	104	181	(8)	(802)
Cumulative effect of a change in accounting principle, net of income taxes	(9)	(3)	(30)	—	(42)

Net income (loss)	$(1,088)	$101	$151	$(8)	$(844)

	Three Months Ended December 31, 2004
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$1,344	$1,092	$1,726	$(850)	$3,312

Operating expenses
Purchased power	575	388	445	(843)	565
Fuel	—	160	427	(4)	583
Operating and maintenance	228	159	597	20	1,004
Depreciation and amortization	101	123	74	23	321
Taxes other than income	71	55	32	4	162

Total operating expenses	975	885	1,575	(800)	2,635

Operating income (loss)	369	207	151	(50)	677

Other income and deductions
Interest expense	(81)	(74)	(24)	(17)	(196)
Equity in losses of unconsolidated affiliates	(7)	(6)	(7)	(36)	(56)
Other, net	(12)	10	12	7	17

Total other income and deductions	(100)	(70)	(19)	(46)	(235)

Income (loss) from continuing operations before income taxes and minority interest	269	137	132	(96)	442
Income taxes	105	53	47	(154)	51

Income from continuing operations before minority interest	164	84	85	58	391
Minority interest	—	—	2	—	2

Income from continuing operations	164	84	87	58	393
Loss from discontinued operations	—	—	(13)	(17)	(30)

Net income	$164	$84	$74	$41	$363

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Twelve Months Ended December 31, 2005
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$6,264	$4,910	$9,046	$(4,863)	$15,357

Operating expenses
Purchased power	3,520	1,918	2,569	(4,845)	3,162
Fuel	—	597	1,913	(26)	2,484
Operating and maintenance	833	549	2,281	48	3,711
Impairment of goodwill	1,207	—	—	—	1,207
Depreciation and amortization	413	566	254	101	1,334
Taxes other than income	303	248	170	24	745

Total operating expenses	6,276	3,878	7,187	(4,698)	12,643

Operating income (loss)	(12)	1,032	1,859	(165)	2,714

Other income and deductions
Interest expense	(295)	(281)	(128)	(126)	(830)
Equity in losses of unconsolidated affiliates	(14)	(16)	(1)	(103)	(134)
Other, net	8	14	95	17	134

Total other income and deductions	(301)	(283)	(34)	(212)	(830)

Income (loss) from continuing operations before income taxes	(313)	749	1,825	(377)	1,884
Income taxes	363	240	712	(375)	940

Income (loss) from continuing operations	(676)	509	1,113	(2)	944
Income (loss) from discontinued operations	—	—	19	(5)	14

Income (loss) before cumulative effect of a change in accounting principle	(676)	509	1,132	(7)	958
Cumulative effect of a change in accounting principle, net of income taxes	(9)	(3)	(30)	—	(42)

Net income (loss)	$(685)	$506	$1,102	$(7)	$916

	Twelve Months Ended December 31, 2004
					Exelon
	ComEd	PECO	Generation	Other	Consolidated
Operating revenues	$5,803	$4,487	$7,703	$(3,860)	$14,133

Operating expenses
Purchased power	2,588	1,644	2,307	(3,830)	2,709
Fuel	—	528	1,704	(12)	2,220
Operating and maintenance	897	547	2,201	55	3,700
Depreciation and amortization	410	518	286	81	1,295
Taxes other than income	291	236	166	17	710

Total operating expenses	4,186	3,473	6,664	(3,689)	10,634

Operating income (loss)	1,617	1,014	1,039	(171)	3,499

Other income and deductions
Interest expense	(369)	(303)	(103)	(53)	(828)
Equity in losses of unconsolidated affiliates	(19)	(25)	(14)	(96)	(154)
Other, net	(96)	18	130	8	60

Total other income and deductions	(484)	(310)	13	(141)	(922)

Income (loss) from continuing operations before income taxes and minority interest	1,133	704	1,052	(312)	2,577
Income taxes	457	249	401	(394)	713

Income from continuing operations before minority interest	676	455	651	82	1,864
Minority interest	—	—	6	—	6

Income from continuing operations	676	455	657	82	1,870
Loss from discontinued operations	—	—	(16)	(13)	(29)

Income from before cumulative effect of changes in accounting principles	676	455	641	69	1,841
Cumulative effect of changes in accounting principles, net of income taxes	—	—	32	(9)	23

Net income	$676	$455	$673	$60	$1,864

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	ComEd
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$1,442	$1,344	$98	$6,264	$5,803	$461

Operating expenses
Purchased power	759	575	184	3,520	2,588	932
Operating and maintenance	219	228	(9)	833	897	(64)
Impairment of goodwill	1,207	—	1,207	1,207	—	1,207
Depreciation and amortization	105	101	4	413	410	3
Taxes other than income	71	71	—	303	291	12

Total operating expenses	2,361	975	1,386	6,276	4,186	2,090

Operating income (loss)	(919)	369	(1,288)	(12)	1,617	(1,629)

Other income and deductions
Interest expense	(73)	(81)	8	(295)	(369)	74
Equity in losses of unconsolidated affiliates	(3)	(7)	4	(14)	(19)	5
Other, net	6	(12)	18	8	(96)	104

Total other income and deductions	(70)	(100)	30	(301)	(484)	183

Income (loss) before income taxes	(989)	269	(1,258)	(313)	1,133	(1,446)
Income taxes	90	105	(15)	363	457	(94)

Income (loss) before cumulative effect of a change in accounting principle	(1,079)	164	(1,243)	(676)	676	(1,352)
Cumulative effect of a change in accounting principle, net of income taxes	(9)	—	(9)	(9)	—	(9)

Net income (loss)	$(1,088)	$164	$(1,252)	$(685)	$676	$(1,361)

	PECO
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$1,249	$1,092	$157	$4,910	$4,487	$423

Operating expenses
Purchased power	464	388	76	1,918	1,644	274
Fuel	224	160	64	597	528	69
Operating and maintenance	153	159	(6)	549	547	2
Depreciation and amortization	135	123	12	566	518	48
Taxes other than income	59	55	4	248	236	12

Total operating expenses	1,035	885	150	3,878	3,473	405

Operating income	214	207	7	1,032	1,014	18

Other income and deductions
Interest expense	(69)	(74)	5	(281)	(303)	22
Equity in losses of unconsolidated affiliates	(3)	(6)	3	(16)	(25)	9
Other, net	3	10	(7)	14	18	(4)

Total other income and deductions	(69)	(70)	1	(283)	(310)	27

Income before income taxes	145	137	8	749	704	45
Income taxes	41	53	(12)	240	249	(9)

Income before cumulative effect of a change in accounting principle	104	84	20	509	455	54
Cumulative effect of a change in accounting principle, net of income taxes	(3)	—	(3)	(3)	—	(3)

Net income	$101	$84	$17	$506	$455	$51

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Generation
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$2,210	$1,726	$484	$9,046	$7,703	$1,343

Operating expenses
Purchased power	555	445	110	2,569	2,307	262
Fuel	686	427	259	1,913	1,704	209
Operating and maintenance	533	597	(64)	2,281	2,201	80
Depreciation and amortization	65	74	(9)	254	286	(32)
Taxes other than income	48	32	16	170	166	4

Total operating expenses	1,887	1,575	312	7,187	6,664	523

Operating income	323	151	172	1,859	1,039	820

Other income and deductions
Interest expense	(37)	(24)	(13)	(128)	(103)	(25)
Equity in losses of unconsolidated affiliates	(3)	(7)	4	(1)	(14)	13
Other, net	13	12	1	95	130	(35)

Total other income and deductions	(27)	(19)	(8)	(34)	13	(47)

Income from continuing operations before income taxes and minority interest	296	132	164	1,825	1,052	773
Income taxes	117	47	70	712	401	311

Income from continuing operations before minority interest	179	85	94	1,113	651	462
Minority interest	—	2	(2)	—	6	(6)

Income from continuing operations	179	87	92	1,113	657	456
Income (loss) from discontinued operations	2	(13)	15	19	(16)	35

Income before cumulative effect of a change in accounting principle	181	74	107	1,132	641	491
Cumulative effect of a change in accounting principle, net of income taxes	(30)	—	(30)	(30)	32	(62)

Net income	$151	$74	$77	$1,102	$673	$429

	Other (a)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$(1,063)	$(850)	$(213)	$(4,863)	$(3,860)	$(1,003)

Operating expenses
Purchased power	(1,057)	(843)	(214)	(4,845)	(3,830)	(1,015)
Fuel	3	(4)	7	(26)	(12)	(14)
Operating and maintenance	3	20	(17)	48	55	(7)
Depreciation and amortization	26	23	3	101	81	20
Taxes other than income	6	4	2	24	17	7

Total operating expenses	(1,019)	(800)	(219)	(4,698)	(3,689)	(1,009)

Operating loss	(44)	(50)	6	(165)	(171)	6

Other income and deductions
Interest expense	(36)	(17)	(19)	(126)	(53)	(73)
Equity in losses of unconsolidated affiliates	(18)	(36)	18	(103)	(96)	(7)
Other, net	4	7	(3)	17	8	9

Total other income and deductions	(50)	(46)	(4)	(212)	(141)	(71)

Loss from continuing operations before income taxes	(94)	(96)	2	(377)	(312)	(65)
Income taxes	(87)	(154)	67	(375)	(394)	19

Income (loss) from continuing operations	(7)	58	(65)	(2)	82	(84)
Loss from discontinued operations	(1)	(17)	16	(5)	(13)	8

Income (loss) before cumulative effect of a change in accounting principle	(8)	41	(49)	(7)	69	(76)
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	(9)	9

Net income (loss)	$(8)	$41	$(49)	$(7)	$60	$(67)

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31,	December 31,
	2005	2004
Current assets
Cash and cash equivalents	$140	$499
Restricted cash and investments	49	60
Accounts receivable, net
Customers	1,858	1,649
Other	343	409
Mark-to-market derivative assets	916	403
Inventories — fossil fuel	311	230
Inventories — materials and supplies	351	312
Deferred income taxes	77	68
Other	595	250

Total current assets	4,640	3,880

Property, plant and equipment, net	21,981	21,482

Deferred debits and other assets
Regulatory assets	4,386	4,790
Nuclear decommissioning trust funds	5,585	5,262
Investments	813	804
Goodwill	3,475	4,705
Mark-to-market derivative assets	311	383
Pension asset	377	—
Other	824	1,418

Total deferred debits and other assets	15,771	17,362

Total assets	$42,392	$42,724

Liabilities and shareholders’ equity
Current liabilities
Notes payable	$1,290	$490
Long-term debt due within one year	407	427
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	507	486
Accounts payable	1,467	1,255
Mark-to-market derivative liabilities	1,282	598
Accrued expenses	1,014	1,097
Other	605	483

Total current liabilities	6,572	4,836

Long-term debt	7,759	7,292
Long-term debt to ComEd Transitional Funding
Trust and PECO Energy Transition Trust	3,456	4,311
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,816	4,488
Unamortized investment tax credits	262	275
Asset retirement obligations	4,157	3,981
Pension obligations	268	1,993
Non-pension postretirement benefits obligations	1,014	1,065
Spent nuclear fuel obligation	906	878
Regulatory liabilities	2,170	2,204
Mark-to-market derivative liabilities	462	323
Other	798	915

Total deferred credits and other liabilities	14,853	16,122

Total liabilities	33,185	33,106

Minority interest of consolidated subsidiaries	1	42
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	7,987	7,664
Treasury stock, at cost	(444)	(82)
Retained earnings	3,200	3,353
Accumulated other comprehensive loss	(1,624)	(1,446)

Total shareholders’ equity	9,119	9,489

Total liabilities and shareholders’ equity	$42,392	$42,724

EXELON CORPORATION
Consolidated Statements of Cash Flows
(in millions)

	Twelve Months Ended
	December 31,
	2005	2004
Cash flows from operating activities
Net income	$916	$1,864
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,967	1,933
Cumulative effect of changes in accounting principles (net of income taxes)	42	(23)
Impairment of goodwill	1,207	—
Impairment of long-lived assets	—	1
Impairment of investments	—	10
Deferred income taxes and amortization of investment tax credits	496	202
Provision for uncollectible accounts	77	87
Equity in losses of unconsolidated affiliates	134	153
Gains on sales of investments and wholly owned subsidiaries	(22)	(162)
Net realized gains on nuclear decommissioning trust funds	(49)	(72)
Other decommissioning-related activities	(15)	169
Other non-cash operating activities	76	(24)
Changes in assets and liabilities:
Accounts receivable	(279)	(123)
Inventories	(118)	(60)
Other current assets	(412)	88
Accounts payable, accrued expenses and other current liabilities	240	164
Income taxes	130	293
Net realized and unrealized mark-to-market and hedging transactions	(30)	49
Pension and non-pension postretirement benefit obligations	(2,003)	(270)
Other noncurrent assets and liabilities	(211)	119

Net cash flows provided by operating activities	2,146	4,398

Cash flows from investing activities
Capital expenditures	(2,165)	(1,921)
Proceeds from sale of nuclear decommissioning trust fund assets	5,274	2,320
Investment in nuclear decommissioning trust funds	(5,501)	(2,587)
Acquisition of Sithe Energies, Inc.	(97)	—
Proceeds from sales of investments and wholly owned subsidiaries, net of $32 million of cash sold during the twelve months ended December 31, 2005	105	329
Proceeds from sales of long-lived assets	2	52
Investment in synthetic fuel-producing facilities	(102)	(56)
Change in restricted cash	21	52
Collection of other notes receivable	—	59
Net cash increase from consolidation of Sithe Energies, Inc.	—	19
Other investing activities	(9)	(6)

Net cash flows used in investing activities	(2,472)	(1,739)

Cash flows from financing activities
Issuance of long-term debt	1,788	232
Retirement of long-term debt	(508)	(1,629)
Retirement of long-term debt to financing affiliates	(835)	(728)
Issuance of short-term debt	2,500	—
Retirement of short-term debt	(2,200)	—
Change in other short-term debt	500	164
Payment on acquisition note payable to Sithe Energies, Inc.	—	(27)
Dividends paid on common stock	(1,069)	(831)
Proceeds from employee stock plans	222	240
Purchase of treasury stock	(362)	(82)
Other financing activities	(69)	34

Net cash flows used in financing activities	(33)	(2,627)

Increase (decrease) in cash and cash equivalents	(359)	32
Cash and cash equivalents at beginning of period	499	467

Cash and cash equivalents at end of period	$140	$499

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,838	$—		$3,838	$3,312	$—		$3,312
Operating expenses
Purchased power	721	(1)	(b)	720	565	14	(b)	579
Fuel	913	(143)	(b)	770	583	(56)	(b)	527
Operating and maintenance	908	(28)	(c),(d),(e)	880	1,004	(63)	(c),(d),(e),(j)	941
Impairment of goodwill	1,207	(1,207)	(f)	—	—	—		—
Depreciation and amortization	331	(21)	(c),(e)	310	321	(16)	(c)	305
Taxes other than income	184	—		184	162	—		162

Total operating expenses	4,264	(1,400)		2,864	2,635	(121)		2,514

Operating income (loss)	(426)	1,400		974	677	121		798

Other income and deductions
Interest expense	(215)	3	(c)	(212)	(196)	4	(c)	(192)
Equity in losses of unconsolidated affiliates	(27)	18	(c)	(9)	(56)	36	(c)	(20)
Other, net	26	—		26	17	24	(k)	41

Total other income and deductions	(216)	21		(195)	(235)	64		(171)

Income (loss) from continuing operations before income taxes and minority interest	(642)	1,421		779	442	185		627
Income taxes	161	129	(b),(c),(d),(e)	290	51	143	(b),(c),(d),(e),(j),(k)	194

Income (loss) from continuing operations before minority interest	(803)	1,292		489	391	42		433
Minority interest	—	—		—	2	—		2

Income (loss) from continuing operations	(803)	1,292		489	393	42		435
Income (loss) from discontinued operations	1	(2)	(g)	(1)	(30)	11	(l)	(19)

Income (loss) before cumulative effect of a change in accounting principle	(802)	1,290		488	363	53		416
Cumulative effect of a change in accounting principle, net of income taxes	(42)	42	(h)	—	—	—		—

Net income (loss)	$(844)	$1,332		$488	$363	$53		$416

Earnings per average common share
Basic:
Income (loss) from continuing operations	$(1.20)	$1.93		$0.73	$0.59	$0.06		$0.65
Income (loss) from discontinued operations	—	—		—	(0.04)	0.02		(0.02)

Income (loss) before cumulative effect of changes in accounting principles	(1.20)	1.93		0.73	0.55	0.08		0.63
Cumulative effect of a change in accounting principle, net of income taxes	(0.06)	0.06		—	—	—		—

Net income (loss)	$(1.26)	$1.99		$0.73	$0.55	$0.08		$0.63

Diluted:
Income (loss) from continuing operations	$(1.20)	$1.92		$0.72	$0.58	$0.06		$0.64
Income (loss) from discontinued operations	—	—		—	(0.04)	0.02		(0.02)

Income before cumulative effect of changes in accounting principles	(1.20)	1.92		0.72	0.54	0.08		0.62
Cumulative effect of a change in accounting principle, net of income taxes	(0.06)	0.06		—	—	—		—

Net income (loss)	$(1.26)	$1.98		$0.72	$0.54	$0.08		$0.62

Average common shares outstanding
Basic	668			668	664			664
Diluted	668			674	672			672

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$(0.13)				$(0.04)
Investments in synthetic fuel-producing facilities (c)		0.02				0.04
Severance charges (d)		—				(0.03)
PSEG merger costs (e)		(0.01)				(0.01)
Impairment of goodwill (f)		(1.81)				—
Cumulative effect pursuant to FIN 47 (h)		(0.06)				—
Share differential due to net loss for GAAP purposes (i)		0.01				—
Losses associated with debt retirements (k)		—				(0.02)
Charges associated with Generation’s investment in Sithe (l)		—				(0.02)

Total adjustments		$(1.98)				$(0.08)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group, Inc. (PSEG).

(f)	Adjustment to exclude the impairment of ComEd’s goodwill.

(g)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc. (Sithe).

(h)	Adjustment for the cumulative effect of adopting FIN 47.

(i)	Adjustment for the impact of using basic shares in the calculation of diluted earnings per share on Exelon’s net loss for the period in accordance with GAAP.

(j)	Adjustment to exclude the financial impact of Boston Generating, LLC (Boston Generating).

(k)	Adjustment to exclude the losses associated with debt retirements at ComEd.

(l)	Adjustments for impairments and other charges associated with Generation’s investment in Sithe.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$15,357	$—		$15,357	$14,133	$(248)	(i)	$13,885
Operating expenses
Purchased power	3,162	(12)	(b)	3,150	2,709	20	(b),(i)	2,729
Fuel	2,484	20	(b)	2,504	2,220	(249)	(b),(i)	1,971
Operating and maintenance	3,711	(106)	(c),(d),(e)	3,605	3,700	(199)	(c),(d),(e),(i),(j)	3,501
Impairment of goodwill	1,207	(1,207)	(f)	—	—	—		—
Depreciation and amortization	1,334	(77)	(c),(e)	1,257	1,295	(57)	(c),(i)	1,238
Taxes other than income	745	—		745	710	(9)	(i)	701

Total operating expenses	12,643	(1,382)		11,261	10,634	(494)		10,140

Operating income	2,714	1,382		4,096	3,499	246		3,745

Other income and deductions
Interest expense	(830)	14	(c)	(816)	(828)	23	(c),(i)	(805)
Equity in losses of unconsolidated affiliates	(134)	104	(c)	(30)	(154)	84	(c)	(70)
Other, net	134	—		134	60	40	(i),(k)	100

Total other income and deductions	(830)	118		(712)	(922)	147		(775)

Income from continuing operations before income taxes and minority interest	1,884	1,500		3,384	2,577	393		2,970
Income taxes	940	350	(b),(c),(d),(e)	1,290	713	373	(b),(c),(d),(e),(i),(j),(k)	1,086

Income from continuing operations before minority interest	944	1,150		2,094	1,864	20		1,884
Minority interest	—	—		—	6	—		6

Income from continuing operations	944	1,150		2,094	1,870	20		1,890
Income (loss) from discontinued operations	14	(18)	(g)	(4)	(29)	11	(l)	(18)

Income before cumulative effect of changes in accounting principles	958	1,132		2,090	1,841	31		1,872
Cumulative effect of changes in accounting principles, net of income taxes	(42)	42	(h)	—	23	(32)	(m)	(9)

Net income	$916	$1,174		$2,090	$1,864	$(1)		$1,863

Earnings per average common share
Basic:
Income from continuing operations	$1.41	$1.73		$3.14	$2.83	$0.03		$2.86
Income (loss) from discontinued operations	0.02	(0.03)		(0.01)	(0.04)	0.02		(0.02)

Income before cumulative effect of changes in accounting principles	1.43	1.70		3.13	2.79	0.05		2.84
Cumulative effect of changes in accounting principles, net of income taxes	(0.06)	0.06		—	0.03	(0.05)		(0.02)

Net income	$1.37	$1.76		$3.13	$2.82	$—		$2.82

Diluted:
Income from continuing operations	$1.39	$1.71		$3.10	$2.79	$0.03		$2.82
Income (loss) from discontinued operations	0.02	(0.03)		(0.01)	(0.04)	0.02		(0.02)

Income before cumulative effect of changes in accounting principles	1.41	1.68		3.09	2.75	0.05		2.80
Cumulative effect of changes in accounting principles, net of income taxes	(0.06)	0.06		—	0.03	(0.05)		(0.02)

Net income	$1.35	$1.74		$3.09	$2.78	$—		$2.78

Average common shares outstanding
Basic	669			669	661			661
Diluted	676			676	669			669

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Investments in synthetic fuel-producing facilities (c)		$0.10				$0.10
Severance charges (d)		—				(0.07)
PSEG merger costs (e)		(0.03)				(0.01)
Impairment of goodwill (f)		(1.78)				—
2005 financial impact of Generation’s investment in Sithe (g)		0.03				—
Cumulative effect pursuant to FIN 47 (h)		(0.06)				—
Financial impact of Boston Generating (i)		—				0.03
Settlement associated with the storage of spent fuel (j)		—				0.04
Losses associated with debt retirements (k)		—				(0.12)
Charges associated with Generation’s investment in Sithe (l)		—				(0.02)
Cumulative effect pursuant to FIN 46-R (m)		—				0.05

Total adjustments		$(1.74)				$—

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(f)	Adjustment to exclude the impairment of ComEd’s goodwill.

(g)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe.

(h)	Adjustment for the cumulative effect of adopting FIN 47.

(i)	Adjustment to exclude the 2004 financial impact of Boston Generating.

(j)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(k)	Adjustment to exclude the losses associated with debt retirements at ComEd.

(l)	Adjustments for impairments and other charges associated with Generation’s investment in Sithe.

(m)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended December 31, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$0.54

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.04
Investments in Synthetic Fuel-Producing Facilities (2)	(0.04)
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	0.01
Severance Charges (4)	0.03
Losses Associated with Debt Retirements (5)	0.02
Charges Associated with Generation’s Investment in Sithe (6)	0.02

2004 Adjusted (non-GAAP) Operating Earnings	0.62

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (7)	0.02
Other Energy Delivery (8)	0.02
Ancillary PJM Costs (9)	(0.03)
PECO Energy Margins:
Weather (10)	0.01
Generation Energy Margins, Excluding Mark-to-Market (11)	0.08
Pension Expense (12)	0.01
Other Operating and Maintenance Expense (13)	0.01
Depreciation and Amortization (14)	(0.04)
Interest Expense (15)	(0.02)
Enterprises and Other (16)	0.04

2005 Adjusted (non-GAAP) Operating Earnings	0.72

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.13)
Investments in Synthetic Fuel-Producing Facilities (2)	0.02
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	(0.01)
Impairment of ComEd’s Goodwill (17)	(1.81)
Cumulative Effect Pursuant to Adopting FIN 47 (18)	(0.06)
Share Differential in GAAP EPS Calculation (19)	0.01

2005 GAAP Loss per Diluted Share	$(1.26)

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(4)	Reflects severance charges recorded during the period.

(5)	Reflects losses associated with debt retirements at ComEd.

(6)	Reflects the financial impact of impairments and other charges associated with Generation’s investment in Sithe.

(7)	Reflects favorable weather conditions in the ComEd service territory.

(8)	Reflects increased sales at ComEd primarily due to customers switching back to ComEd. Excludes the impact of the 2005 change in the purchase power agreement with Generation.

(9)	Reflects ancillary service costs ComEd paid to PJM which, prior to January 1, 2005, were included in the purchase power agreement with Generation.

(10)	Reflects favorable weather conditions in the PECO service territory.

(11)	Reflects higher realized prices on market sales at Generation, partially offset by higher costs to serve affiliates. Excludes the effects of Sithe, Tamuin International, mark-to-market and the impact of the 2005 change in the purchase power agreement with ComEd.

(12)	Reflects lower pension expense as a result of discretionary pension contributions of $2 billion made during the first quarter of 2005.

(13)	Reflects the impact on net income of decreased operating and maintenance expense.

(14)	Reflects increased depreciation and amortization, including increased CTC amortization at PECO.

(15)	Reflects interest expense associated with the debt issued to fund Exelon’s pension contribution that was made in the first quarter of 2005. Excludes the effects of Boston Generating, Sithe and investments in synthetic fuel-producing facilities.

(16)	Reflects the positive impact on net income due to lower losses at Enterprises in 2005, and losses in 2004 associated with Generation’s previous investment in Sithe, and other items.

(17)	Reflects impairment of ComEd’s goodwill.

(18)	Reflects the impact on net income of the cumulative effect of adopting FIN 47.

(19)	Reflects the impact of using basic shares in the calculation of diluted earnings per share on Exelon’s net loss for the period in accordance with GAAP.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Twelve Months Ended December 31, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$2.78

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Investments in Synthetic Fuel-Producing Facilities (1)	(0.10)
Severance Charges (2)	0.07
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	0.01
Financial Impact of Boston Generating (4)	(0.03)
Settlement Associated with the Storage of Spent Fuel (5)	(0.04)
Losses Associated with Debt Retirements (6)	0.12
Charges Associated with Generation’s Investment in Sithe (7)	0.02
Cumulative Effect Pursuant to Adopting FIN 46-R (8)	(0.05)

2004 Adjusted (non-GAAP) Operating Earnings	2.78

Year Over Year Effects on Earnings:
ComEd Energy Margins:
Weather (9)	0.19
Other Energy Delivery (10)	(0.05)
Transmission Revenue (SECA) (11)	(0.01)
Ancillary PJM Costs (12)	(0.10)
PECO Energy Margins:
Weather (13)	0.03
Other Energy Delivery (14)	0.05
Transmission Revenue (SECA) (11)	(0.01)
Generation Energy Margins, Excluding Mark-to-Market (15)	0.31
Asbestos Reserve (16)	(0.04)
Planned Nuclear Refueling Outages (17)	(0.02)
Pension Expense (18)	0.04
Other Operating and Maintenance Expense (19)	(0.02)
Depreciation and Amortization (20)	(0.07)
Nuclear Decommissioning Trust Fund Rebalancing (21)	0.03
Enterprises and Other (22)	0.01
Share Dilution (23)	(0.03)

2005 Adjusted (non-GAAP) Operating Earnings	3.09

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Investments in Synthetic Fuel-Producing Facilities (1)	0.10
Charges Associated with Exelon’s Anticipated Merger with PSEG (3)	(0.03)
Impairment of ComEd’s Goodwill (24)	(1.78)
2005 Financial Impact of Generation’s Investment in Sithe (25)	0.03
Cumulative Effect Pursuant to Adopting FIN 47 (26)	(0.06)

2005 GAAP Earnings per Diluted Share	$1.35

(1)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(2)	Reflects severance charges recorded during the period.

(3)	Reflects certain costs incurred in connection with Exelon’s proposed merger with PSEG.

(4)	Reflects the 2004 financial impact of Boston Generating.

(5)	Reflects a settlement gain related to the storage of spent nuclear fuel.

(6)	Reflects losses associated with debt retirements at ComEd.

(7)	Reflects the financial impact of impairments and other charges associated with Generation’s investment in Sithe.

(8)	Reflects the impact on net income of the cumulative effect of adopting FIN 46-R.

(9)	Reflects favorable weather conditions in the ComEd service territory.

(10)	Reflects decreased sales at ComEd primarily due to customers switching back to ComEd. Excludes the impact of the 2005 change in the purchase power agreement with Generation.

(11)	Reflects a decrease in net collections of through and out rates and SECA rates.

(12)	Reflects ancillary service costs ComEd paid to PJM which, prior to January 1, 2005, were included in the purchase power agreement with Generation.

(13)	Reflects favorable weather conditions in the PECO service territory.

(14)	Reflects increased margins at PECO due to an increased number of customers and increased electric usage per customer across all customer classes.

(15)	Reflects higher realized prices on market sales at Generation, partially offset by higher costs to serve affiliates. Excludes the effects of Sithe, Tamuin International, mark-to-market and the impact of the 2005 change in the purchase power agreement with ComEd.

(16)	Reflects the impact on net income of increasing a reserve by Generation in 2005 for estimated future asbestos-related bodily injury claims.

(17)	Reflects the impact on net income of increased planned refueling outage days.

(18)	Reflects lower pension expense as a result of discretionary pension contributions of $2 billion made during the first quarter of 2005.

(19)	Reflects the impact on net income of increased operating and maintenance expense, primarily due to unplanned substation maintenance costs and increased contractor costs at ComEd and PECO.

(20)	Reflects increased depreciation and amortization, including increased CTC amortization at PECO.

(21)	Reflects the impact on net income of the gains realized on AmerGen’s decommissioning trust fund investments due to the rebalancing of the portfolio in the second quarter of 2005.

(22)	Reflects the positive impact on net income due to lower losses at Enterprises in 2005, and losses in 2004 associated with Generation’s investment in Sithe, and other items.

(23)	Reflects dilution of earnings per share due to increased diluted common shares outstanding.

(24)	Reflects impairment of ComEd’s Goodwill.

(25)	Reflects the 2005 financial impact of Generation’s investment in Sithe.

(26)	Reflects the impact on net income of the cumulative effect of adopting FIN 47.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	ComEd
	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$1,442	$—		$1,442	$1,344	$—		$1,344

Operating expenses
Purchased power	759	—		759	575	—		575
Operating and maintenance	219	(2)	(b),(c)	217	228	(7)	(b)	221
Impairment of goodwill	1,207	(1,207)	(d)	—	—	—		—
Depreciation and amortization	105	—		105	101	—		101
Taxes other than income	71	—		71	71	—		71

Total operating expenses	2,361	(1,209)		1,152	975	(7)		968

Operating income (loss)	(919)	1,209		290	369	7		376

Other income and deductions
Interest expense	(73)	—		(73)	(81)	—		(81)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(7)	—		(7)
Other, net	6	—		6	(12)	24	(f)	12

Total other income and deductions	(70)	—		(70)	(100)	24		(76)

Income (loss) before income taxes	(989)	1,209		220	269	31		300
Income taxes	90	1	(b),(c)	91	105	13	(b),(f)	118

Income (loss) before cumulative effect of a change in accounting principle	(1,079)	1,208		129	164	18		182
Cumulative effect of a change in accounting principle, net of income taxes	(9)	9	(e)	—	—	—		—

Net income (loss)	$(1,088)	$1,217		$129	$164	$18		$182

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$6,264	$—		$6,264	$5,803	$—		$5,803

Operating expenses
Purchased power	3,520	—		3,520	2,588	—		2,588
Operating and maintenance	833	6	(b),(c)	839	897	(37)	(b)	860
Impairment of goodwill	1,207	(1,207)	(d)	—	—	—		—
Depreciation and amortization	413	—		413	410	—		410
Taxes other than income	303	—		303	291	—		291

Total operating expenses	6,276	(1,201)		5,075	4,186	(37)		4,149

Operating income (loss)	(12)	1,201		1,189	1,617	37		1,654

Other income and deductions
Interest expense	(295)	—		(295)	(369)	—		(369)
Equity in losses of unconsolidated affiliates	(14)	—		(14)	(19)	—		(19)
Other, net	8	—		8	(96)	130	(f)	34

Total other income and deductions	(301)	—		(301)	(484)	130		(354)

Income (loss) before income taxes	(313)	1,201		888	1,133	167		1,300
Income taxes	363	(2)	(b),(c)	361	457	67	(b),(f)	524

Income (loss) before cumulative effect of a change in accounting principle	(676)	1,203		527	676	100		776
Cumulative effect of a change in accounting principle, net of income taxes	(9)	9	(e)	—	—	—		—

Net income (loss)	$(685)	$1,212		$527	$676	$100		$776

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(d)	Adjustment to exclude the impairment of ComEd’s goodwill.

(e)	Adjustment for the cumulative effect of adopting FIN 47.

(f)	Adjustment to exclude the losses associated with debt retirements at ComEd.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	PECO
	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$1,249	$—		$1,249	$1,092	$—		$1,092

Operating expenses
Purchased power	464	—		464	388	—		388
Fuel	224	—		224	160	—		160
Operating and maintenance	153	(2)	(b)	151	159	(5)	(d)	154
Depreciation and amortization	135	(4)	(b)	131	123	—		123
Taxes other than income	59	—		59	55	—		55

Total operating expenses	1,035	(6)		1,029	885	(5)		880

Operating income	214	6		220	207	5		212

Other income and deductions
Interest expense	(69)	—		(69)	(74)	—		(74)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(6)	—		(6)
Other, net	3	—		3	10	—		10

Total other income and deductions	(69)	—		(69)	(70)	—		(70)

Income before income taxes	145	6		151	137	5		142

Income taxes	41	2	(b)	43	53	2	(d)	55

Income before cumulative effect of a change in accounting principle	104	4		108	84	3		87

Cumulative effect of a change in accounting principle, net of income taxes	(3)	3	(c)	—	—	—		—

Net income	$101	$7		$108	$84	$3		$87

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$4,910	$—		$4,910	$4,487	$—		$4,487

Operating expenses
Purchased power	1,918	—		1,918	1,644	—		1,644
Fuel	597	—		597	528	—		528
Operating and maintenance	549	(7)	(b),(d)	542	547	(15)	(d)	532
Depreciation and amortization	566	(13)	(b)	553	518	—		518
Taxes other than income	248	—		248	236	—		236

Total operating expenses	3,878	(20)		3,858	3,473	(15)		3,458

Operating income	1,032	20		1,052	1,014	15		1,029

Other income and deductions
Interest expense	(281)	—		(281)	(303)	—		(303)
Equity in losses of unconsolidated affiliates	(16)	—		(16)	(25)	—		(25)
Other, net	14	—		14	18	—		18

Total other income and deductions	(283)	—		(283)	(310)	—		(310)

Income before income taxes	749	20		769	704	15		719

Income taxes	240	7	(b),(d)	247	249	6	(d)	255

Income before cumulative effect of a change in accounting principle	509	13		522	455	9		464

Cumulative effect of a change in accounting principle, net of income taxes	(3)	3	(c)	—	—	—		—

Net income	$506	$16		$522	$455	$9		$464

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(c)	Adjustment for the cumulative effect of adopting FIN 47.

(d)	Adjustment to exclude severance charges.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)		Adjustments	GAAP
Operating revenues	$2,210	$—		$2,210	$1,726	$—		$1,726

Operating expenses
Purchased power	555	(1)	(b)	554	445	14	(b)	459
Fuel	686	(139)	(b)	547	427	(56)	(b)	371
Operating and maintenance	533	(4)	(c)	529	597	(20)	(f),(g)	577
Depreciation and amortization	65	—		65	74	—		74
Taxes other than income	48	—		48	32	—		32

Total operating expenses	1,887	(144)		1,743	1,575	(62)		1,513

Operating income	323	144		467	151	62		213

Other income and deductions
Interest expense	(37)	—		(37)	(24)	—		(24)
Equity in losses of unconsolidated affiliates	(3)	—		(3)	(7)	—		(7)
Other, net	13	—		13	12	—		12

Total other income and deductions	(27)	—		(27)	(19)	—		(19)

Income from continuing operations before income taxes and minority interest	296	144		440	132	62		194

Income taxes	117	55	(b),(c)	172	47	25	(b),(f),(g)	72

Income from continuing operations before minority interest	179	89		268	85	37		122

Minority interest	—	—		—	2	—		2

Income from continuing operations	179	89		268	87	37		124

Income (loss) from discontinued operations	2	(2)	(d)	—	(13)	11	(i)	(2)

Income before cumulative effect of a change in accounting principle	181	87		268	74	48		122

Cumulative effect of a change in accounting principle, net of income taxes	(30)	30	(e)	—	—	—		—

Net income	$151	$117		$268	$74	$48		$122

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$9,046	$—		$9,046	$7,703	$(248)	(g)	$7,455

Operating expenses
Purchased power	2,569	(12)	(b)	2,557	2,307	20	(b),(g)	2,327
Fuel	1,913	(4)	(b)	1,909	1,704	(249)	(b),(g)	1,455
Operating and maintenance	2,281	(9)	(c),(f)	2,272	2,201	(46)	(f),(g),(h)	2,155
Depreciation and amortization	254	—		254	286	(4)	(g)	282
Taxes other than income	170	—		170	166	(9)	(g)	157

Total operating expenses	7,187	(25)		7,162	6,664	(288)		6,376

Operating income	1,859	25		1,884	1,039	40		1,079

Other income and deductions
Interest expense	(128)	—		(128)	(103)	5	(g)	(98)
Equity in losses of unconsolidated affiliates	(1)	—		(1)	(14)	—		(14)
Other, net	95	—		95	130	(90)	(g)	40

Total other income and deductions	(34)	—		(34)	13	(85)		(72)

Income from continuing operations before income taxes and minority interest	1,825	25		1,850	1,052	(45)		1,007

Income taxes	712	10	(b),(c),(f)	722	401	(19)	(b),(f),(g),(h)	382

Income from continuing operations before minority interest	1,113	15		1,128	651	(26)		625

Minority interest	—	—		—	6	—		6

Income from continuing operations	1,113	15		1,128	657	(26)		631

Income (loss) from discontinued operations	19	(18)	(d)	1	(16)	11	(i)	(5)

Income before cumulative effect of a change in accounting principle	1,132	(3)		1,129	641	(15)		626

Cumulative effect of a change in accounting principle, net of income taxes	(30)	30	(e)	—	32	(32)	(j)	—

Net income	$1,102	$27		$1,129	$673	$(47)		$626

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities, including, for fuel expense $1 million and $4 million in amortization of the premium on a hedge on tax credits generated from the operation of synthetic fuel-producing facilities for the three and twelve months ended December 31, 2005, respectively.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

(d)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe.

(e)	Adjustment for the cumulative effect of adopting FIN 47.

(f)	Adjustment to exclude severance charges.

(g)	Adjustment to exclude the 2004 financial impact of Boston Generating.

(h)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(i)	Adjustments for impairments and other charges associated with Generation’s investment in Sithe.

(j)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$(1,063)	$—		$(1,063)	$(850)	$—		$(850)

Operating expenses
Purchased power	(1,057)	—		(1,057)	(843)	—		(843)
Fuel	3	(4)	(b)	(1)	(4)	—		(4)
Operating and maintenance	3	(20)	(c)	(17)	20	(31)	(c),(d),(e)	(11)
Depreciation and amortization	26	(17)	(c)	9	23	(16)	(c)	7
Taxes other than income	6	—		6	4	—		4

Total operating expenses	(1,019)	(41)		(1,060)	(800)	(47)		(847)

Operating loss	(44)	41		(3)	(50)	47		(3)

Other income and deductions
Interest expense	(36)	3	(c)	(33)	(17)	4	(c)	(13)
Equity in losses of unconsolidated affiliates	(18)	18	(c)	—	(36)	36	(c)	—
Other, net	4	—		4	7	—		7

Total other income and deductions	(50)	21		(29)	(46)	40		(6)

Loss from continuing operations before income taxes	(94)	62		(32)	(96)	87		(9)

Income taxes	(87)	71	(b),(c)	(16)	(154)	103	(c),(d),(e)	(51)

Income (loss) from continuing operations	(7)	(9)		(16)	58	(16)		42

Loss from discontinued operations	(1)	—		(1)	(17)	—		(17)

Net income (loss)	$(8)	$(9)		$(17)	$41	$(16)		$25

	Twelve Months Ended December 31, 2005				Twelve Months Ended December 31, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(4,863)	$—		$(4,863)	$(3,860)	$—		$(3,860)

Operating expenses
Purchased power	(4,845)	—		(4,845)	(3,830)	—		(3,830)
Fuel	(26)	24	(b)	(2)	(12)	—		(12)
Operating and maintenance	48	(96)	(c)	(48)	55	(101)	(c),(d),(e)	(46)
Depreciation and amortization	101	(64)	(c)	37	81	(53)	(c)	28
Taxes other than income	24	—		24	17	—		17

Total operating expenses	(4,698)	(136)		(4,834)	(3,689)	(154)		(3,843)

Operating loss	(165)	136		(29)	(171)	154		(17)

Other income and deductions
Interest expense	(126)	14	(c)	(112)	(53)	18	(c)	(35)
Equity in losses of unconsolidated affiliates	(103)	104	(c)	1	(96)	84	(c)	(12)
Other, net	17	—		17	8	—		8

Total other income and deductions	(212)	118		(94)	(141)	102		(39)

Loss from continuing operations before income taxes	(377)	254		(123)	(312)	256		(56)

Income taxes	(375)	335	(b),(c)	(40)	(394)	319	(c),(d),(e)	(75)

Income (loss) from continuing operations	(2)	(81)		(83)	82	(63)		19

Loss from discontinued operations	(5)	—		(5)	(13)	—		(13)

Income (loss) before a cumulative effect of a change in accounting principle	(7)	(81)		(88)	69	(63)		6

Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	(9)	—		(9)

Net income (loss)	$(7)	$(81)		$(88)	$60	$(63)		$(3)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of certain non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with PSEG.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended December 31,
	2005	2004	% Change
(in GWhs)
Supply
Nuclear	34,887	33,653	3.7%
Purchased Power — Generation (a)	8,623	11,810	(27.0%)
Fossil and Hydro	3,074	2,646	16.2%

Power Team Supply	46,584	48,109	(3.2%)
Purchased Power — Other	271	159	70.4%

Total Electric Supply Available for Sale	46,855	48,268	(2.9%)
Less: Line Loss and Company Use	(1,617)	(2,541)	(36.4%)

Total Supply	45,238	45,727	(1.1%)

Energy Sales
Retail Sales	33,434	31,512	6.1%
Power Team Market Sales (a)	15,876	19,824	(19.9%)
Interchange Sales and Sales to Other Utilities	768	570	34.7%

	50,078	51,906	(3.5%)
Less: Distribution Only Sales	(4,840)	(6,179)	(21.7%)

Total Energy Sales	45,238	45,727	(1.1%)

	Twelve Months Ended December 31,
	2005	2004	% Change
(in GWhs)
Supply
Nuclear	137,936	136,621	1.0%
Purchased Power — Generation (a)	42,623	48,968	(13.0%)
Fossil and Hydro	13,778	17,010	(19.0%)

Power Team Supply	194,337	202,599	(4.1%)
Purchased Power — Other	878	585	50.1%

Total Electric Supply Available for Sale	195,215	203,184	(3.9%)
Less: Line Loss and Company Use	(10,368)	(9,264)	11.9%

Total Supply	184,847	193,920	(4.7%)

Energy Sales
Retail Sales	137,348	130,945	4.9%
Power Team Market Sales (a)	66,049	86,049	(23.2%)
Interchange Sales and Sales to Other Utilities	2,854	2,470	15.5%

	206,251	219,464	(6.0%)
Less: Distribution Only Sales	(21,404)	(25,544)	(16.2%)

Total Energy Sales	184,847	193,920	(4.7%)

(a)	Purchased power and market sales do not include trading volume of 8,756 GWhs and 6,432 GWhs for the three months ended December 31, 2005 and 2004, respectively, and 26,924 GWhs and 24,001 GWhs for the twelve months ended December 31, 2005 and 2004, respectively.

EXELON CORPORATION
ComEd and PECO Sales Statistics
Three Months Ended December 31, 2005 and 2004

	ComEd					PECO
Electric Deliveries (in GWhs)	2005		2004		% Change	2005	2004	% Change
Full Service (a)
Residential	6,849		6,224		10.0%	3,105	2,427	27.9%
Small Commercial & Industrial	5,296		5,356		(1.1%)	1,626	1,568	3.7%
Large Commercial & Industrial	1,997		1,905		4.8%	3,776	3,639	3.8%
Public Authorities & Electric Railroads	585		52		1025.0%	309	228	35.5%

Total Full Service	14,727		13,537		8.8%	8,816	7,862	12.1%

PPO (ComEd Only)
Small Commercial & Industrial	1,466		921		59.2%
Large Commercial & Industrial	1,361		1,556		(12.5%)

	2,827		2,477		14.1%

Delivery Only (b)
Residential	(d	)	(d	)		61	452	(86.5%)
Small Commercial & Industrial	1,123		1,617		(30.6%)	219	385	(43.1%)
Large Commercial & Industrial	3,360		3,534		(4.9%)	77	191	(59.7%)

	4,483		5,151		(13.0%)	357	1,028	(65.3%)

Total PPO and Delivery Only	7,310		7,628		(4.2%)	357	1,028	(65.3%)

Total Retail Deliveries	22,037		21,165		4.1%	9,173	8,890	3.2%

Gas Deliveries (mmcf) (PECO only)						24,424	25,557	(4.4%)

Revenue (in millions)
Full Service (a)
Residential	$557		$515		8.2%	$382	$296	29.1%
Small Commercial & Industrial	395		390		1.3%	175	169	3.6%
Large Commercial & Industrial	100		94		6.4%	302	272	11.0%
Public Authorities & Electric Railroads	36		8		350.0%	26	21	23.8%

Total Full Service	1,088		1,007		8.0%	885	758	16.8%

PPO (ComEd Only) (c)
Small Commercial & Industrial	101		61		65.6%
Large Commercial & Industrial	79		83		(4.8%)

	180		144		25.0%

Delivery Only (b)
Residential	(d	)	(d	)		4	34	(88.2%)
Small Commercial & Industrial	17		30		(43.3%)	10	19	(47.4%)
Large Commercial & Industrial	37		49		(24.5%)	2	5	(60.0%)

	54		79		(31.6%)	16	58	(72.4%)

Total PPO and Delivery Only	234		223		4.9%	16	58	(72.4%)

Total Retail Electric Revenue	1,322		1,230		7.5%	901	816	10.4%
Wholesale and Miscellaneous Revenue (e)	120		114		5.3%	59	52	13.5%

Gas Revenue (PECO only)	n/a		n/a			289	224	29.0%

Total Revenues	$1,442		$1,344		7.3%	$1,249	$1,092	14.4%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	2,302	2,077	2,311	1,643	1,588	1,671
Cooling Degree-Days	43	5	10	34	2	19

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of December 31, 2005, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM.
n/a — not applicable

EXELON CORPORATION
ComEd and PECO Sales Statistics
Twelve Months Ended December 31, 2005 and 2004

	ComEd					PECO
Electric Deliveries (in GWhs)	2005		2004		% Change	2005	2004	% Change
Full Service (a)
Residential	30,042		26,463		13.5%	13,135	10,349	26.9%
Small Commercial & Industrial	21,378		21,662		(1.3%)	7,263	6,728	8.0%
Large Commercial & Industrial	7,904		6,913		14.3%	15,205	14,908	2.0%
Public Authorities & Electric Railroads	2,133		1,893		12.7%	962	914	5.3%

Total Full Service	61,457		56,931		7.9%	36,565	32,899	11.1%

PPO (ComEd Only)
Small Commercial & Industrial	5,591		4,110		36.0%
Large Commercial & Industrial	6,004		5,377		11.7%

	11,595		9,487		22.2%

Delivery Only (b)
Residential	(d	)	(d	)		334	2,158	(84.5%)
Small Commercial & Industrial	5,677		6,305		(10.0%)	1,257	1,687	(25.5%)
Large Commercial & Industrial	13,633		14,634		(6.8%)	503	760	(33.8%)

	19,310		20,939		(7.8%)	2,094	4,605	(54.5%)

Total PPO and Delivery Only	30,905		30,426		1.6%	2,094	4,605	(54.5%)

Total Retail Deliveries	92,362		87,357		5.7%	38,659	37,504	3.1%

Gas Deliveries (mmcf) (PECO only)						85,061	87,097	(2.3%)

Revenue (in millions)
Full Service (a)
Residential	$2,584		$2,295		12.6%	$1,705	$1,317	29.5%
Small Commercial & Industrial	1,671		1,649		1.3%	818	756	8.2%
Large Commercial & Industrial	408		380		7.4%	1,173	1,113	5.4%
Public Authorities & Electric Railroads	132		126		4.8%	84	80	5.0%

Total Full Service	4,795		4,450		7.8%	3,780	3,266	15.7%

PPO (ComEd Only) (c)
Small Commercial & Industrial	385		274		40.5%
Large Commercial & Industrial	345		304		13.5%

	730		578		26.3%

Delivery Only (b)
Residential	(d	)	(d	)		25	164	(84.8%)
Small Commercial & Industrial	95		128		(25.8%)	63	86	(26.7%)
Large Commercial & Industrial	156		204		(23.5%)	13	20	(35.0%)

	251		332		(24.4%)	101	270	(62.6%)

Total PPO and Delivery Only	981		910		7.8%	101	270	(62.6%)

Total Retail Electric Revenue	5,776		5,360		7.8%	3,881	3,536	9.8%

Wholesale and Miscellaneous Revenue (e)	488		443		10.2%	212	203	4.4%

Gas Revenue (PECO only)	n/a		n/a			817	748	9.2%

Total Revenues	$6,264		5,803		7.9%	$4,910	$4,487	9.4%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	6,083	6,053	6,498	4,758	4,646	4,759
Cooling Degree-Days	1,166	615	830	1,539	1,272	1,235

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of December 31, 2005, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and, prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.
n/a—not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended
	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
GWh Sales
ComEd	19,749	24,331	19,625	19,093	18,312
PECO	9,404	11,442	8,957	9,360	8,516
Market and Retail Sales	17,431	19,525	18,410	17,010	21,281

Total Sales (a)	46,584	55,298	46,992	45,463	48,109

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$32.56	$39.87	$38.47	$38.60	$39.81
PECO	42.32	44.84	42.20	40.71	26.54
Market and Retail Sales (b)	49.34	53.16	42.53	38.80	34.11
Total Sales — without trading	40.81	45.61	40.77	39.11	32.24

Average Purchased Power and Fuel Cost — without trading (c)	$18.78	$27.09	$17.71	$15.22	$14.33

Average Margin — without trading (c)	$22.03	$18.52	$23.06	$23.89	$17.91

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$73.87	$75.33	$47.30	$47.18	$38.84
ComEd — NIHUB	52.81	54.75	38.35	39.68	29.99

(a)	Total sales do not include trading volume of 8,756 GWhs, 6,757 GWhs, 5,660 GWhs, 5,751 GWhs and 6,432 GWhs for the three months ended December 31, 2005, September 30, 2005, June 30, 2005, March 31, 2005 and December 31, 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $52 million, $34 million and $58 million for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s and All Energy’s results as discontinued operations.

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Twelve Months Ended December 31,
	2005	2004
GWh Sales
ComEd	82,798	75,092
PECO	39,163	35,373
Market and Retail Sales	72,376	92,134

Total Sales (a)	194,337	202,599

Average Margin ($/MWh)
Average Realized Revenue
ComEd	$37.50	$30.66
PECO	42.64	40.91
Market and Retail Sales (b)	46.16	35.03
Total Sales — without trading	41.76	34.43

Average Purchased Power and Fuel Cost — without trading (c)	$20.05	$17.59

Average Margin — without trading (c)	$21.71	$16.84

Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$60.92	$42.34
ComEd — NIHUB	46.39	31.15

2006 Forward market prices — January through December
Around-the-clock Market Prices ($/MWh)
PECO — PJM West Hub	$73.70
ComEd — NIHUB	52.60
Gas Prices ($/Mmbtu)
Henry Hub	$10.80

(a)	Total sales do not include trading volume of 26,924 GWhs and 24,001 GWhs for the twelve months ended December 31, 2005 and 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $86 million and $97 million for the twelve months ended December 31, 2005 and 2004, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s and All Energy’s results as discontinued operations.